UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2022

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Update to Effective Date of Mr. Ashford's Resignation From the Board of the Company and Bank

As previously reported, on October 19, 2022, Orlando D. Ashford and the Board of Directors (the “Board”) of Amerant Bancorp Inc. (the "Company") agreed that Mr. Ashford would step down as a member of the Board of the Company and the Board of Directors of the Company’s wholly-owned bank subsidiary, Amerant Bank, N.A. (the “Bank”) effective December 31, 2022 due to Mr. Ashford’s acceptance of a new full time executive position. On December 7, 2022, Mr. Ashford and the Board agreed to move the effective date of his resignation forward to December 8, 2022.

Appointment of Ms. Knight to the Board of the Company and Bank

On December 7, 2022, upon the recommendation of the Corporate Governance, Nominating and Sustainability Committee, the Board appointed Erin D. Knight to serve on the Board of the Company to fill the vacancy created by Mr. Ashford stepping down from the Board. The appointment is effective on December 15, 2022 (the “Effective Date”) and Ms. Knight will serve until the 2023 Annual Meeting, subject to her earlier death, or until she shall resign or shall have been removed from office in the manner provided in the Company’s Amended and Restated Bylaws. Ms. Knight has also been appointed to the Board of Directors of the Bank as of the Effective Date. Ms. Knight's appointment was not pursuant to any arrangement or understanding between Ms. Knight and any other person. The Board has determined that Ms. Knight is independent under the listing standards of the Nasdaq Global Select Market and qualifies as an “audit committee financial expert” as defined in the applicable SEC rule. Ms. Knight will become a member of the Company’s Audit and, Compensation and Human Capital committees.

Ms. Knight is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Knight will receive compensation as a non-employee director in accordance with the Company’s approved director compensation for non-employee directors. Ms. Knight will also be entitled to any annual equity compensation granted to members of the Board in the form of restricted stock units.

On December 12, 2022, the Company issued a press release announcing the appointment of Ms. Knight to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
99.1	Press Release, dated December 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2022	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Securities Counsel and Assistant Corporate Secretary